SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.      )
Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d) (2) )

[X]	Definitive Information Statement
AIG RETIREMENT COMPANY I
(Name of Registrant as Specified in its Charter)
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1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AIG RETIREMENT COMPANY I
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
Large Cap Core Fund
Small-Mid Growth Fund
Small Cap Special Values Fund
February 19, 2009
Dear Participant:
     You are receiving the enclosed Information Statement because you own interests in the Large Cap Core Fund, Small-Mid Growth Fund and/or the Small Cap Special Values Fund (each a “Fund” and together the “Funds”) of AIG Retirement Company I. The purpose of the Information Statement is to inform you that on October 20, 2008, the Board of Directors approved new investment sub-advisory agreements (the “Initial New Sub-Advisory Agreement” and the “Current New Sub-Advisory Agreement,” respectively, and collectively, referred to as the “New Sub-Advisory Agreements”) between The Variable Annuity Life Insurance Company (“VALIC”) and Evergreen Investment Management Company, LLC (“Evergreen”) with respect to the Funds, as a result of the acquisition of Wachovia Corp. (“Wachovia”), Evergreen’s parent company, by Wells Fargo & Company (“Wells Fargo”).
     On October 3, 2008, Wachovia announced that Wells Fargo had agreed to purchase Wachovia, including all of Wachovia’s banking and other businesses, in a stock-for-stock merger transaction, pending approval of Wachovia’s shareholders, certain regulatory approvals and satisfaction of other closing conditions. On October 20, 2008, in connection with the planned merger, Wachovia issued to Wells Fargo shares of Wachovia preferred stock representing 39.9% of the voting interest in Wachovia. Collectively, Wells Fargo acquisition of Wachovia is referred to as the “Transaction.” The Transaction closed on December 31, 2008.
     The prior sub-advisory agreement between VALIC and Evergreen provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940, as amended (the “1940 Act”), for automatic termination upon a change in control of an investment adviser. Because the issuance of preferred stock would likely constitute a change of control of Evergreen and the subsequent merger of Wachovia into Wells Fargo might also be deemed a change in control, the Board of Directors approved the New Sub-Advisory Agreements between VALIC and Evergreen. The terms of the New Sub-Advisory Agreements do not differ from the prior sub-advisory agreement with Evergreen except for the effective date and the term of such New Sub-Advisory Agreements. The Initial New Sub-Advisory Agreement was effective as of the date of the preferred share issuance to Wells Fargo and was considered to terminate automatically upon the closing of the Transaction. The Current New Sub-Advisory Agreement, which is presently in effect with respect to the Funds, became effective on December 31, 2008. The New Sub-Advisory Agreements have not resulted in any increase in the advisory or sub-advisory fee rates for the Funds.
     This document is for your information only and you are not required to take any action. The enclosed Information Statement provides information about Evergreen and the New Sub-Advisory Agreements. Should you have any questions on the enclosed Information Statement, please feel free to call VALIC Client Services at 1-800-448-2542. We thank you for your continued support and investments.
Sincerely,

Evelyn Curran
President
AIG Retirement Company I

AIG RETIREMENT COMPANY I
2929 ALLEN PARKWAY
HOUSTON, TEXAS 77019
Large Cap Core Fund
Small-Mid Growth Fund
Small Cap Special Values Fund

INFORMATION STATEMENT

Introduction
     You have received this information statement because on December 31, 2008, you owned interests in the Large Cap Core Fund, Small-Mid Growth Fund and/or Small Cap Special Values Fund (each a “Fund” and together the “Funds”) of AIG Retirement Company I (“ARC I”) within a variable annuity or variable life insurance contract (“Contract”) or through a qualified employer-sponsored retirement plan or individual retirement account (“Plan”). You are receiving this information statement in lieu of a proxy statement. This information statement describes the decision by the Funds’ Board of Directors (the “Board”), including a majority of the directors who are not interested persons as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”), to approve new investment sub-advisory agreements (the “Initial New Sub-Advisory Agreement” and the “Current New Sub-Advisory Agreement,” respectively, and collectively, referred to as the “New Sub-Advisory Agreements”) between The Variable Annuity Life Insurance Company (“VALIC”) and Evergreen Investment Management Company, LLC (“Evergreen”).
     The Funds were sub-advised by Evergreen prior to and after the effective date of each of the New Sub-Advisory Agreements. The Board was asked to consider approval of the New Sub-Advisory Agreements as a result of the acquisition of Wachovia Corp. (“Wachovia”), Evergreen’s parent company, by Wells Fargo & Company (“Wells Fargo”). On October 3, 2008, Wachovia announced that Wells Fargo had agreed to purchase Wachovia, including all of Wachovia’s banking and other businesses, in a stock-for-stock merger transaction, pending approval of Wachovia’s shareholders, certain regulatory approvals and satisfaction of other closing conditions. On October 20, 2008, in connection with the planned merger, Wachovia issued to Wells Fargo shares of Wachovia preferred stock representing 39.9% of the voting interest in Wachovia. Collectively, Wells Fargo acquisition of Wachovia is referred to as the “Transaction.” The Transaction closed on December 31, 2008.
     The investment sub-advisory agreement in effect between Evergreen and VALIC with respect to the Funds prior to the Transaction (the “Prior Sub-Advisory Agreement”) provided, consistent with Section 15(a)(4) of the Investment Company Act of 1940 (“1940 Act”), for automatic termination upon a change in control of an investment adviser. Because the issuance of preferred stock would likely constitute a change of control of Evergreen and the subsequent merger of Wachovia into Wells Fargo might also be deemed a change in control, the Board was asked to consider approval of the New Sub-Advisory Agreements between VALIC and Evergreen.
     Each New Sub-Advisory Agreement is the same in all material respects as the Prior Sub-Advisory Agreement between Evergreen and VALIC, except for the effective date and the term of the respective agreement. The Initial New Sub-Advisory Agreement was effective as of the date of the preferred share issuance to Wells Fargo and was considered to terminate automatically upon the closing of the Transaction. The Current New Sub-Advisory Agreement, which is presently in effect with respect to the Funds, became effective on December 31, 2008.
     Section 15(a) of the 1940 Act requires that all agreements under which persons serve as investment managers or investment advisers to investment companies be approved by shareholders. ARC I has received an exemptive order from the Securities and Exchange Commission (the “Commission”) which allows VALIC, subject to certain conditions, to select new unaffiliated sub-advisers or replace existing unaffiliated sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of the Independent Directors, must first approve each sub-advisory agreement. Based on this exemptive order, the Funds will provide information to shareholders about the new sub-adviser within 90 days of such a change. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about February 19, 2009, to all participants in a Contract or Plan who were invested in the Funds as of the close of business on December 31, 2008 (the “Record Date”).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
US A PROXY. THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY
AND YOU ARE NOT REQUIRED TO TAKE ANY ACTION.
The Investment Adviser and its Responsibilities
     VALIC is an investment adviser registered with the Commission. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. VALIC serves as investment adviser to the Funds pursuant to an Investment Advisory Agreement dated January 1, 2002, as amended from time to time (the “Investment Advisory Agreement”). VALIC oversees the day-to-day operations of the Funds. VALIC employs sub-advisers who make investment decisions for the Funds according to the Funds’ investment objective and restrictions. Subject to the oversight of VALIC, the sub-advisers use their own investment styles to evaluate pertinent economic, statistical, financial and other quantitative or qualitative data in order to determine the optimal portfolio holdings with respect to the Funds’ assets to meet the Funds’ objectives and the applicable performance benchmark.
     As the investment adviser to the Funds, VALIC monitors the sub-adviser and compares the Funds’ performance with relevant market indices and peer groups. VALIC examines sub-adviser’s compliance with VALIC’s and the Funds’ policies. VALIC regularly provides reports to the Board describing the results of its evaluation and oversight functions.
     For the fiscal year ended May 31, 2008, the annual advisory fee payable to VALIC by (1) the Large Cap Core Fund was $502,605, or 0.75% of average daily net assets, (2) the Small-Mid Growth Fund was $1,120,529, or 0.85% of average daily net assets, and (3) Small Cap Special Values Fund was $2,245,178, or 0.75% of average daily net assets. The Investment Advisory Agreement was last approved by the Board on July 14-15, 2008.
     For the fiscal year ended May 31, 2008, the annual subadvisory fee payable to Evergreen by VALIC with respect to the Funds were as follows: (1) the Large Cap Core Fund, $287,214, or 0.40% of average daily net assets, (2) the Small-Mid Growth Fund, $759,134, or 0.58% of average daily net assets, and (3) Small Cap Special Values Fund, $881,408, or 0.59% of average daily net assets.
     The Investment Advisory Agreement remains in effect, and the fees payable to VALIC by the Funds under the Investment Advisory Agreement did not change as a result of the New Sub-Advisory Agreements. THERE IS NO INCREASE IN THE ADVISORY FEES PAID BY THE FUNDS AS A RESULT OF THE NEW SUB-ADVISORY AGREEMENTS.
The Funds’ Investment Strategy
     The investment strategies of each of the Funds have not changed as a result of entering into the New Sub-Advisory Agreements.
Terms of the Sub-Advisory Agreements
     The sub-advisory fees for each Fund did not change. As with the Prior Sub-Advisory Agreement, the Funds do not pay the sub-advisory fees under the New Sub-Advisory Agreements. Other terms of the New Sub-Advisory Agreements also are identical to the Prior Sub-Advisory Agreement that was in effect before October 20, 2008, except that they have different effective dates and terms. The Initial New Sub-Advisory Agreement was effective as of October 20, 2008 and was deemed to automatically terminate as of the closing of the Transaction. The Current New Sub-Advisory Agreement went into effect on December 31, 2008 (the closing date of the Transaction) and will continue from year to year thereafter so long as the continuance is approved. Please refer to Exhibit A for a form of the New Sub-Advisory Agreements.

Board Considerations
     At a meeting held on October 20, 2008, the Board, including the Independent Directors, approved the New Sub-Advisory Agreements.
     The Board considered that the Prior Sub-Advisory Agreement would terminate upon the effective date of a change in control relating to the Transaction. The Board was apprised of the details and timeline of the Transaction. Because the issuance of preferred stock would likely constitute a change of control of Evergreen and the subsequent merger of Wachovia into Wells Fargo might also be deemed a change in control, it was determined to treat each step in the Transaction as a separate change in control. As a result, the Board approved two New Sub-Advisory Agreements between VALIC and Evergreen. The Initial New Sub-Advisory Agreement was effective as of the date of the preferred share issuance to Wells Fargo and would be considered to terminate automatically upon the closing of the Transaction, at which time the Current New Sub-Advisory Agreement would go into effect.
     Evergreen representatives attended the meeting and reported that the personnel responsible for managing the day-to-day investments of the Funds were not expected to change in the foreseeable future as a result of the Transaction and that the Transaction would not have a material effect on Evergreen’s ability to continue to manage the Funds.
     The Board was advised of the factors that it should consider in its review of the New Sub-Advisory Agreements. In connection with its approval of the New Sub-Advisory Agreements, the Board received materials related to certain factors used in its consideration of whether to approve the New Sub-Advisory Agreements. Those factors included: (1) the nature, extent and quality of services provided by Evergreen; (2) the sub-advisory fees charged in connection with Evergreen’s management of the Funds; (3) the investment performance of the Funds; (4) the costs of services and the benefits potentially derived by Evergreen; (5) the terms of the New Sub-Advisory Agreements; (6) whether the Funds will benefit from possible economies of scale; and (7) the profitability of Evergreen.
     In considering approval of the New Sub-Advisory Agreements, the Board took into account information and materials that the Board had received and considered in connection with its recent approval of the renewal of the Prior Sub-Advisory Agreement in July, 2008. That approval, on which the Board voted at its meeting held in person on July 14-15, 2008, followed a lengthy process during which the Board considered a variety of factors, including, for example, the experience and qualification of Evergreen’s personnel, the Funds’ performance and expenses, and Evergreen’s compliance program.
     The Independent Directors were separately represented by counsel that is independent of VALIC in connection with their consideration of the approval of each of the New Sub-Advisory Agreements. The matters discussed below were also considered separately by the Independent Directors in executive sessions.
     Nature, Extent and Quality of Services. The Board considered the nature, quality and extent of services to be provided to the Funds by Evergreen. The Board considered that Evergreen’s management of the Funds is subject to the oversight of VALIC and the Board, and the Funds must be managed in accordance with the investment objectives, policies and restrictions set forth in the Funds’ prospectuses and statements of additional information. The Board considered information provided to them regarding the services provided by Evergreen. The Board considered the qualifications, background and responsibilities of Evergreen’s investment and compliance personnel who are responsible for providing investment management services to the Funds. The Board took into account the financial condition of Evergreen, its current parent company, Wachovia, and its future parent company, Wells Fargo. It was specifically noted that Evergreen did not anticipate any investment personnel changes in the foreseeable future and expected very little impact to its advisory clients as a result of the change of ownership. The Board also took into account representations from Evergreen that the portfolio management for the Funds would not change in the foreseeable future as a result of the Transaction. The Directors also considered representations from Evergreen representatives that the proposed merger of Wachovia with Wells Fargo would likely substantially improve the financial condition of Evergreen’s parent company, increase the capital available to support its operations, and ensure that Evergreen and its affiliates would have the resources to continue to provide the same level and quality of services to the Funds as under the Prior Sub-Advisory Agreement.

     The Board, including a majority of the Independent Directors, concluded that the scope and quality of advisory services to be provided by Evergreen under the New Sub-Advisory Agreements were satisfactory.
     Fees and Expenses; Investment Performance. Management reported that the sub-advisory fees under each of the New Sub-Advisory Agreements are identical to the sub-advisory fees under the Prior Sub-Advisory Agreement. The Board also considered that the sub-advisory fees are paid by VALIC out of its advisory fees it receives from the Funds and that they are not paid by the Funds. The Board concluded that the sub-advisory fee for each Fund is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality and the other factors considered.
     The Directors also considered the performance of each of the Funds as compared to its respective peer group and benchmarks. The Directors also noted that they review on a regular basis detailed information about each Fund’s performance results and investment strategy. The Board concluded that each Fund’s performance was satisfactory or that performance was being addressed.
     Cost of Services and Benefits Derived. The Board was provided information related to the cost of services and benefits derived in connection with the New Sub-Advisory Agreements. Management reported that it believed that any indirect costs are inconsequential to the analysis of the adequacy of the advisory fees and that any collateral benefits derived as a result of providing advisory services to the Funds are de minimis.
     Profitability and Economies of Scale. The Board noted that the sub-advisory fees would not be changing from the sub-advisory fee under the Prior Sub-Advisory Agreement. The Board noted that the sub-advisory fees paid pursuant to the New Sub-Advisory Agreements are paid by VALIC out of the advisory fees that VALIC receives from the Funds under its Investment Advisory Agreement. The Board also relied on the ability of VALIC to negotiate the New Sub-Advisory Agreements and the fees thereunder at arm’s length. For these reasons, the Directors determined that the profitability to Evergreen from its relationship with the Funds was not a material factor in their deliberations.
     For similar reasons, the Board concluded that the potential for economies of scale in Evergreen’s management of the Funds was not a material factor in approving the New Sub-Advisory Agreements, although it was noted that the Funds have breakpoints at the sub-advisory fee level.
     Terms of the New Sub-Advisory Agreements. The Board reviewed the terms of the New Sub-Advisory Agreements, including the duties and responsibilities undertaken by Evergreen. It was noted that the terms of the New Sub-Advisory Agreements will not differ from the terms of the Prior Sub-Advisory Agreement except for effective date and the term of the New Sub-Advisory Agreements. The Board concluded that the terms of the New Sub-Advisory Agreements were reasonable.
     Conclusions. In reaching its decision to approve each of the New Sub-Advisory Agreements, the Board did not identify any single factor as being controlling, but based its recommendation on each of the factors it considered and each Director may have contributed different weight to the various factors. Based upon the materials it reviewed, the representations made to it, the considerations described above, and their deliberations, the Board, including the Independent Directors, concluded that it was in the best interests of the Funds and their respective shareholders to approve the New Sub-Advisory Agreements.
Information about Evergreen
     Evergreen, an indirect wholly owned subsidiary of Wells Fargo, a California-based, bank financial holding company subject to the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder, currently serves as the Funds’ investment sub-adviser. Evergreen has been managing mutual funds and private accounts since 1932. The principal business address of Evergreen is 200 Berkeley Street, Boston, Massachusetts 02116-5034.

     The following chart lists the principal executive officers and the directors of Evergreen and their principal occupations. The address for each is 200 Berkeley Street, Boston, Massachusetts, 02116-5034.

Name	Position
W. Douglas Munn	Global Head of Operations and Technology
Michael H. Koonce	General Counsel and Secretary
Barbara A. Lapple*	Chief Compliance Officer
Matthew C. Moss*	Chief Financial Officer
J. David Germany	Global Chief Investment Officer
Thomas K. Hoops*	Global Chief Operating Officer
     Evergreen is the investment adviser for other mutual funds that have an investment objective similar to that of the Funds. The name of the funds, together with the funds’ assets and the annual fees paid to Evergreen for its services (as a percentage of average net assets), are set forth below. Evergreen did not waive or reimburse any portion of its advisory fee with respect to the Funds listed below.

	Assets
	(as of 9/30/08)	Advisory Fee
Fund Name	(in millions)	Rate
Large Cap Core Fund
· Fundamental Large Cap Fund	$825.4	First $250 million — 0.70%
· VA Fundamental Large Cap Fund	$118.3	Next $250 million — 0.65%
		Next $500 million — 0.55%
		Over $1 billion — 0.50%

Small-Mid Growth Fund
· Growth Fund	$561.8	First $1 billion — 0.70%
· VA Growth Fund	$51.3	Over $1 billion — 0.65%
· Small-Mid Growth Fund	$44.1

Small Cap Special Values Fund
· Special Values Fund	$1,431.4	First $1.5 billion — 0.80%
· VA Special Value Fund	$91.3	Over $1.5 billion — 0.75%
Other Service Agreements
     ARC I has service agreements with VALIC and AIG SunAmerica Asset Management Corp. (“SAAMCo”) to provide transfer agency services and legal/accounting/administrative services, respectively, to the Funds. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended May 31, 2008, each of the Funds paid VALIC $1,184 for transfer agency services. In addition, the Large Cap Core Fund, Small-Mid Growth Fund and Small Cap Special Values Fund paid SAAMCo $50,263, $ 92,279 and $209,550 for administrative services, respectively. SAAMCo, the administrator, is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. American General Distributors, Inc. is the Fund’s underwriter.
Brokerage Commissions
     The Large Cap Core Fund effected transactions with affiliated broker dealers and paid commissions to such broker-dealers of $835, which comprised 1.44% of total brokerage commissions paid by the Fund. The Small Cap Special Values Fund effected transactions with affiliated broker dealers and paid commissions to such brokers in the amount of $5,004, which comprised 0.88% of total brokerage commissions paid by the Fund. The Small-Mid Growth Fund did not conduct any transactions with affiliated broker/dealers for the fiscal year ended May 31, 2008.

ANNUAL REPORTS
     Copies of the most recent Annual and Semi-Annual Reports may be obtained without charge if you:
•	write to: AIG Retirement Company I 2929 Allen Parkway Houston, Texas 77019

•	call (800) 448-2542

•	access the Report through the Internet at www.aigretirement.com
SHAREHOLDER PROPOSALS
     The Funds do not hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to Nori L. Gabert, Esq., Vice President and Secretary of AIG Retirement Company I, 2929 Allen Parkway, Houston, Texas 77019.
OWNERSHIP OF SHARES
     As of the Record Date, there were outstanding 13,300,056 shares of the Large Cap Core Fund, 11,750,044 shares of the Small-Mid Growth Fund and 25,706,221 shares of the Small Cap Special Values Fund. All shares of the Funds are owned by VALIC Separate Account A and VALIC Custodial MF Product. To VALIC’s knowledge, no person owns a Contract, Plan or interests therein for more than 5% of the outstanding shares of the Funds. The Directors and officers of ARC I and members of their families as a group, beneficially owned less than 1% of the common stock of the Funds, as of the Record Date.

EXHIBIT A
FORM OF
INVESTMENT SUB-ADVISORY AGREEMENT
This AGREEMENT made this ___day of ___, 2008, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as “VALIC,” and EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC, hereinafter referred to as the “SUB-ADVISER.”
     VALIC and the SUB-ADVISER recognize the following:
(a)	VALIC is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

(b)	VALIC is engaged as the investment adviser of AIG Retirement Company I (“ARC I”), pursuant to an Investment Advisory Agreement between VALIC and ARC I, an investment company organized under the general corporate laws of Maryland as a series type of investment company issuing separate classes (or series) of shares of common stock. ARC I is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (“1940 Act”). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

(c)	ARC I currently consists of thirty-three portfolios (“Funds”):

Asset Allocation Fund
Blue Chip Growth Fund
Broad Cap Value Income Fund
Capital Conservation Fund
Core Equity Fund
Core Value Fund
Foreign Value Fund
Global Equity Fund
Global Real Estate Fund
Global Social Awareness Fund
Global Strategy Fund
Government Securities Fund
Growth & Income Fund
Growth Fund
Health Sciences Fund
Inflation Protected Fund
International Equities Fund
International Government Bond Fund
International Growth I Fund
Large Cap Core Fund
Large Capital Growth Fund
Mid Cap Index Fund
Mid Cap Strategic Growth Fund
Money Market I Fund
Nasdaq-100® Index Fund
Science & Technology Fund
Small Cap Aggressive Growth Fund
Small Cap Fund
Small Cap Index Fund
Small Cap Special Values Fund
Small-Mid Growth Fund
Stock Index Fund
Value Fund

In accordance with ARC I’s Articles of Incorporation (the “Articles”), new Funds may be added to ARC I upon approval of ARC I’s Board of Directors without the approval of Fund shareholders. This Agreement will apply only to Funds set forth on the attached Schedule A, and any other Funds as may be added or deleted by amendment to the attached Schedule A (“Covered Fund(s)”).

(d)	The SUB-ADVISER is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Advisers Act.

(e)	VALIC desires to enter into an Investment Sub-Advisory Agreement with the SUB-ADVISER for all or a portion of the assets of the Covered Fund(s) which VALIC determines from time to time to assign to the SUB-ADVISER.

     VALIC and the SUB-ADVISER agree as follows:
1.	Services Rendered and Expenses Paid by the SUB-ADVISER
The SUB-ADVISER, subject to the control, direction, and supervision of VALIC and ARC I’s Board of Directors and in material conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state securities and tax laws and regulations, including section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), ARC I’s Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions and any applicable procedures adopted by ARC I’s Board of Directors and provided to the SUB-ADVISER in writing, shall:
(a)	manage the investment and reinvestment of the assets of the Covered Fund(s) including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund’s portfolio, and the formulation and implementation of investment programs.

(b)	maintain a trading desk and place orders for the purchase and sale of portfolio investments (including futures contracts and options thereon) for each Covered Fund’s account with brokers or dealers (including futures commission merchants) selected by the SUB-ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers (including futures commission merchants) selected by the SUB-ADVISER, subject to the SUB-ADVISER’s control, direction, and supervision, which brokers or dealers may include brokers or dealers (including futures commission merchants) affiliated with the SUB-ADVISER, subject to applicable law.
The SUB-ADVISER will assist the Covered Fund(s) and its agents in determining whether prices obtained by the Covered Fund(s) and its agents for valuation purposes are consistent with the prices on the SUB-ADVISER’s portfolio records relating to the assets of the Covered Fund(s) for which the SUB-ADVISER has responsibility at such times as VALIC shall reasonably request; provided, however, that the parties acknowledge that the SUB-ADVISER is not the fund accounting agent for the Covered Fund(s) and is not responsible for pricing determinations or calculations and any information provided pursuant to this position by SUB-ADVISER will be provided for information purposes only.
In performing the services described in paragraph (b) above, the SUB-ADVISER shall use its best efforts to obtain for the Covered Fund(s) the best execution of portfolio transactions, under the circumstances of each trade and on the basis of all relevant factors and considerations. Subject to approval by ARC I’s Board of Directors of appropriate policies and procedures, the SUB-ADVISER may cause the Covered Fund(s) to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services to the SUB-ADVISER. The SUB-ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting in accordance with such authorization.
The SUB-ADVISER may aggregate sales and purchase orders of securities held by the Covered Fund(s) with similar orders being made simultaneously for other accounts managed by the SUB-ADVISER or with accounts of the affiliates of the SUB-ADVISER, if in the SUB-ADVISER’s reasonable judgment such aggregation is fair and reasonable and consistent with the SUB-ADVISER’S fiduciary obligations to the Covered Fund(s) and its other clients, considering factors such as the advantageous selling or purchase price, brokerage commission and other expenses. In accounting for such aggregated order price, commission and other expenses shall be averaged on a per bond or share basis daily. VALIC acknowledges that the determination whether such aggregation is fair and reasonable by the SUB-ADVISER is subjective and represents the SUB-ADVISER’s evaluation that the Covered Fund(s) may benefit by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
VALIC authorizes and empowers the SUB-ADVISER to direct the Covered Fund’s Custodian to open and maintain brokerage accounts for securities and other property, including financial and commodity futures and commodities and options thereon (all such accounts hereinafter called “brokerage accounts”) for and in the name of the Covered Fund(s) and to execute for the Covered Fund(s) as its agent and attorney-in-fact standard customer agreements with such broker or brokers as the SUB-ADVISER shall select as provided above. With respect to brokerage accounts for financial and commodity futures and commodities and options thereon, the SUB-ADVISER shall select such brokers, as approved by VALIC, prior to the establishment of such brokerage account. The SUB-ADVISER may, using such of the securities and other property in the Covered Fund as the SUB-ADVISER deems necessary or desirable, direct the Covered Fund’s Custodian to deposit for the Covered Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the SUB-ADVISER deems desirable or appropriate.
The SUB-ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to VALIC and ARC I’s Board of Directors regarding the performance of its services under this Agreement. The SUB-ADVISER will make available to VALIC and ARC I promptly upon their reasonable written request all of the Covered Fund(s)’ investment records and ledgers to assist VALIC and ARC I in compliance with respect to each Covered Fund’s securities transactions as required by the 1940 Act and the Advisers Act, as well as other applicable laws. The SUB-ADVISER will furnish ARC I’s Board of Directors such periodic and special reports as VALIC and ARC I’s Board of Directors may reasonably request. The SUB-ADVISER will furnish to regulatory authorities any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Covered Fund(s) are being conducted in a manner consistent with applicable laws and regulations.
The SUB-ADVISER will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the SUB-ADVISER shall disclose such non-public information only if VALIC or the Board of Directors of ARC I has authorized such disclosure, or if such information is or hereafter otherwise is known by the SUB-ADVISER or has been disclosed, directly or indirectly, by VALIC or ARC I to others or becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities or Court of Law of competent jurisdiction, or to the extent such disclosure is reasonably required by auditors or attorneys of the SUB-ADVISER in connection with the performance of their professional services. Notwithstanding the foregoing, the SUB-ADVISER may disclose the total return earned by the Covered Fund(s) and may include such total return in the calculation of composite performance information without prior approval by VALIC or the Board of Directors of ARC I.
Should VALIC at any time make any definite determination as to any investment policy and notify the SUB-ADVISER in writing of such determination, upon the SUB-ADVISER’s acknowledgment in writing, or via email, of such determination, the SUB-ADVISER shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked, provided such determination will permit SUB-ADVISER to comply with the first paragraph of this Section.
The SUB-ADVISER will not hold money or investments on behalf of ARC I. The money and investments will be held by the Custodian of ARC I. The SUB-ADVISER will arrange for the transmission to the Custodian for ARC I, on a daily basis, such confirmation, trade tickets and other documents as may be necessary to enable it to perform its administrative responsibilities with respect to the Covered Fund(s). The SUB-ADVISER further shall have the authority to instruct the Custodian of ARC I (i) to pay cash for securities and other property delivered, or to be delivered, to the Custodian for ARC I, (ii) to deliver securities and other property against payment for ARC I, and (iii) to transfer assets and funds to such brokerage accounts as the SUB-ADVISER may designate, all consistent with the powers, authorities and limitations set forth herein. The SUB-ADVISER shall not have the authority to cause the Custodian to deliver securities and other property except as expressly provided for in this Agreement.
VALIC will vote proxies relating to securities held by the Covered Fund(s). VALIC will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Directors. VALIC may, on certain non-routine matters, consult with the SUB-ADVISER before voting proxies relating to securities held by the Covered Fund(s). VALIC will instruct the Custodian and other parties providing services to ARC I promptly to forward to the proxy voting service, copies of all proxies and shareholder communications relating to securities held by each Covered Fund(s).
The SUB-ADVISER shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act or represent VALIC or ARC I other than in furtherance of the SUB-ADVISER’s duties and responsibilities as set forth in this Agreement.
Except as otherwise agreed, or as otherwise provided herein, the SUB-ADVISER shall bear the expense of discharging its responsibilities hereunder and VALIC shall pay, or arrange for others to pay, all of VALIC’s expenses, except that VALIC shall in all events pay the compensation described in Section 2 of the Agreement.
The SUB-ADVISER is hereby prohibited from consulting with any other sub-adviser of the Covered Fund(s) (or a portion thereof) or any other sub-adviser to a fund under common control with the Covered Fund(s) (or a portion thereof) concerning securities transactions of the Covered Fund(s) (or a portion thereof) in securities or other assets, except as otherwise permitted by the 1940 Act or any rules thereunder.
The Sub-Adviser also represents and warrants that in furnishing services hereunder, the Sub-Adviser will not consult with any other sub-adviser of the Funds or other series of the Corporation, to the extent any other sub-advisers are engaged by the Adviser, or any other sub-advisers to other investments companies that are under common control with the Corporation, concerning transactions of the Funds in securities or other assets, other than for purposes of complying with the conditions of paragraphs (a) and (b) of rule 12d3-1 under the 1940 Act.

2.	Compensation of the SUB-ADVISER

VALIC shall pay to the SUB-ADVISER, as compensation for the services rendered and expenses paid by the SUB-ADVISER, a monthly fee or fees based on each Covered Fund’s average daily net asset value computed for each Covered Fund as provided for herein and in the fee schedule attached hereto as Schedule A. Schedule A may be amended in writing from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of ARC I. Any change in Schedule A pertaining to any new or existing Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

The average daily net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in ARC I’s Articles, for each business day during a given calendar month. VALIC shall pay this fee for each calendar month as soon as practicable after the end of that month, but in any event no later than ten (10) business days following the end of the month.

If the SUB-ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

The payment of advisory fees related to the services of the SUB-ADVISER under this Agreement shall be the sole responsibility of VALIC and shall not be the responsibility of ARC I.

3.	Scope of the SUB-ADVISER’s Activities

VALIC understands that the SUB-ADVISER and its affiliates now act, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and as investment adviser to other investment companies, and VALIC has no objection to the SUB-ADVISER so acting, provided that whenever a Covered Fund(s) and one or more other accounts or investment companies advised by the SUB-ADVISER have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed by the SUB-ADVISER to be equitable to each entity. The SUB-ADVISER similarly agrees to allocate opportunities to sell securities. VALIC recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for a Covered Fund(s). In addition, VALIC understands that the persons employed by the SUB-ADVISER to assist in the performance of the SUB-ADVISER’s duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the SUB-ADVISER or any affiliate of the SUB-ADVISER to engage in and devote time and attention to other business or to render services of whatever kind or nature.

Except as otherwise required by the 1940 Act, any of the shareholders, directors, officers and employees of VALIC may be a shareholder, director, officer or employee of, or be otherwise interested in, the SUB-ADVISER, and in any person controlling, controlled by or under common control with the SUB-ADVISER; and the SUB-ADVISER, and any person controlling, controlled by or under common control with the SUB-ADVISER, may have an interest in VALIC.
The SUB-ADVISER shall not be liable to VALIC, ARC I, or to any shareholder in the Covered Fund(s), and VALIC shall indemnify the SUB-ADVISER, for any act or omission in rendering services under this Agreement, or for any losses sustained in connection with the matters to which this agreement relates, so long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties on the part of the SUB-ADVISER in performing its duties under this Agreement.
VALIC shall perform quarterly and annual tax compliance tests and promptly furnish reports of such tests to the SUB-ADVISER after each quarter end to ensure that the Covered Fund(s) is in compliance with Subchapter M of the Code and Section 817(h) of the Code. VALIC shall apprise the SUB-ADVISER promptly after each quarter end of any potential non-compliance with the diversification requirements in such Code provisions. If so advised, the SUB-ADVISER shall take prompt action so that the Covered Fund complies with such Code diversification provisions, as directed by VALIC.
4.	Representations of the SUB-ADVISER and VALIC

The SUB-ADVISER represents, warrants, and agrees as follows:
(a)	The SUB-ADVISER (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify VALIC of the occurrence of any event that would disqualify the SUB-ADVISER from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)	The SUB-ADVISER has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and if it has not already done so, will provide VALIC and ARC I with a copy of such code of ethics together with evidence of its adoption.

(c)	The SUB-ADVISER has provided VALIC and ARC I with a copy of its Form ADV as most recently filed with the SEC and will promptly after filing its annual update to its Form ADV with the SEC, furnish a copy of such amendment to VALIC.
VALIC represents, warrants, and agrees as follows:
VALIC: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the SUB-ADVISER of the occurrence of any event that would disqualify VALIC from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
5.	Term of Agreement

This Agreement shall become effective as to the Covered Fund(s) set forth on Schedule A on the date hereof and as to any other Fund on the date of the Amendment to Schedule A adding such Fund in accordance with this Agreement. Unless sooner terminated as provided herein, or as otherwise noted on Schedule A, this Agreement shall continue in effect for two years from its effective date. Thereafter, this Agreement shall continue in effect, but with respect to any Covered Fund, subject to the termination provisions and all other terms and conditions hereof, only so long as such continuance is approved at least annually by the vote of a majority of ARC I’s directors who are not parties to this Agreement or interested persons of any such parties, cast in person at a meeting called for the purpose of voting on such approval, and by a vote of a majority of ARC I’s Board of Directors or a majority of that Covered Fund’s outstanding voting securities.

This Agreement shall automatically terminate in the event of its assignment as that term is defined in the 1940 Act, or in the event of the termination of the Investment Advisory Agreement between VALIC and ARC I as it relates to any Covered Fund(s). The Agreement may be terminated as to any Covered Fund at any time, without the payment of any penalty, by vote of ARC I’s Board of Directors or by vote of a majority of that Covered Fund’s outstanding voting securities on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties. This Agreement may also be terminated by VALIC: (i) on not more than 60 days’ nor less than 30 days’ written notice to the SUB-ADVISER, or upon such shorter notice as may be mutually agreed upon by the parties, without the payment of any penalty; or (ii) if the SUB-ADVISER becomes unable to discharge its duties and obligations under this Agreement. The SUB-ADVISER may terminate this Agreement at any time, or preclude its renewal without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to VALIC, or upon such shorter notice as may be mutually agreed upon by the parties.

6.	Other Matters

The SUB-ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fit to assist in its performance of services under this Agreement, provided no such person serves or acts as an investment adviser separate from the SUB-ADVISER so as to require a new written contract pursuant to the 1940 Act. The compensation of any such persons will be paid by the SUB-ADVISER, and no obligation will be incurred by, or on behalf of, VALIC or ARC I with respect to them.

The SUB-ADVISER agrees that all books and records which it maintains for the Covered Fund(s) are the Covered Fund’s property. The SUB-ADVISER also agrees upon request of VALIC or ARC I, to promptly surrender the books and records in accordance with the 1940 Act and rules thereunder, provided that VALIC reimburses the SUB-ADVISER for its reasonable expenses in making duplicate copies of such books and records for SUB-ADVISER’s files. The SUB-ADVISER further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

VALIC has herewith furnished the SUB-ADVISER copies of ARC I’s Prospectus, Statement of Additional Information, Articles and Bylaws, investment objectives, policies and restrictions, and any applicable procedures adopted by ARC I’s Board of Directors, as currently in effect and agrees during the continuance of this Agreement to furnish the SUB-

ADVISER copies of any amendments or supplements thereto before or at the time the amendments or supplements become effective. Until VALIC delivers any amendments or supplements to the SUB-ADVISER, the SUB-ADVISER shall be fully protected in relying on the documents previously furnished to it.

The SUB-ADVISER is authorized to honor and act on any notice, instruction or confirmation given by VALIC on behalf of the Covered Fund in writing signed or sent by any of the persons who the SUB-ADVISER has reason to believe are acting in good authority. The SUB-ADVISER shall not be liable for so acting in good faith upon such instructions, confirmation or authority.
VALIC agrees to furnish the SUB-ADVISER at its principal office prior to use thereof, copies of all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Covered Fund or the public that refer in any way to the SUB-ADVISER, and not to use such material without the prior approval of the SUB-ADVISER. In the event of termination of this agreement, VALIC will continue to furnish to the SUB-ADVISER copies of any of the above-mentioned materials that refer in any way to the SUB-ADVISER and shall cease to use the SUB-ADVISER name and/or logo as soon as is reasonable. VALIC shall furnish or otherwise make available to the SUB-ADVISER such other information relating to the business affairs of VALIC and the Covered Fund as the SUB-ADVISER at any time, or from time to time, may reasonably request in order to discharge obligations hereunder.
VALIC agrees to provide to the SUB-ADVISER, in writing, a list of, and all relevant details relating to, all custodial accounts containing assets being managed by the SUB-ADVISER pursuant to this Agreement and shall provide the SUB-ADVISER with prompt notice, in writing, of all changes to such list and related details.

VALIC agrees to provide the SUB-ADVISER with any further documents, materials or information that the SUB-ADVISER may reasonably request from time to time, including such documents, materials or information that the SUB-ADVISER deems necessary in order to complete an annual due diligence of VALIC, ARC I and the Covered Funds. VALIC shall also provide the SUB-ADVISER with a copy of its Form ADV promptly after any material update to its Form ADV.

VALIC agrees that the SUB-ADVISER may use the name of VALIC or ARC I in any material that merely refers in accurate terms to the appointment of the SUB-ADVISER hereunder.

VALIC agrees to indemnify the SUB-ADVISER for losses, costs, fees, expenses and claims which arise directly or indirectly (i) as a result of a failure by VALIC to provide the services or furnish materials required under the terms of this Investment Sub-Advisory Agreement, or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to any Covered Fund, except insofar as any such statement or omission was specifically made in reliance on written information provided by the SUB-ADVISER to VALIC.

The SUB-ADVISER agrees to indemnify VALIC for losses and claims which arise (i) as a result of the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties by the SUB-ADVISER; or (ii) as the result of any untrue statement of a material fact or any omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in any registration statements, proxy materials, reports, advertisements, sales literature, or other materials pertaining to any Covered Fund to the extent any such statement or omission was made in reliance on written information provided by the SUB-ADVISER to VALIC.

Promptly after receipt by either VALIC or SUB-ADVISER (an “Indemnified Party”) under this Section 6 of the commencement of an action, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (the “Indemnifying Party”) under this section, notify Indemnifying Party of the commencement thereof; but the omission so to notify Indemnifying Party will not relieve it from any liability that it may have to any Indemnified Party otherwise than under this section. In case any such action is brought against any Indemnified Party, and it notified Indemnifying Party of the commencement thereof, Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.

A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained herein. The indemnification provisions contained herein shall survive any termination of this Agreement.

7.	Applicability of Federal Securities Laws

This Agreement shall be interpreted in accordance with the laws of the State of Texas and applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to VALIC or the SUB-ADVISER by the Securities and Exchange Commission or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

8.	Amendment and Waiver

Provisions of this Agreement may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. The Agreement may be amended by mutual written consent of the parties, subject to the requirements of the 1940 Act and the rules and regulations promulgated and orders granted thereunder.

9.	Notices
All notices hereunder shall be given in writing (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified mail or by overnight delivery (postage prepaid, return receipt requested) to VALIC and to SUB-ADVISER at the address of each set forth below:
If to VALIC:
Attn: Evelyn Curran
2919 Allen Parkway, L12-01
Houston, Texas 77019
Tel: (713) 831-6425
Fax: (713) 831-4124
If to SUB-ADVISER:
Attn: Kevin Rookey
401 South Tryon Street, Suite 500 NC0969
Charlotte, North Carolina 28288
Tel: (619) 465-0011
Fax: (704) 383-1869
     The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
By:	/S/ EVELYN CURRAN
	Name:	Evelyn Curran
	Title:	Senior Vice President

ATTEST:

Attest:	/S/ MELISSA LAFAIVE
	Name:	Melissa LaFaive
	Title:	Bid Analyst

EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC
By:	/S/ PAMELA JEAN ROSE
	Name:	Pamela Jean Rose
	Title:	Senior Vice President

ATTEST:

Attest:	/S/ GERRI E. AYTES
	Name:	Gerri E. Aytes
	Title:	Assistant Vice President